UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2011

Alimera Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6120 Windward Parkway, Suite 290, Alpharetta, Georgia		30005
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-990-5740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2011, Alimera Sciences, Inc. (the “Company”) issued a press release announcing the resignation of Anders D. Hove from the Company’s Board of Directors (the “Board”) and the appointment of Glen Bradley to the Company’s Board.

(b) On April 14, 2011, Anders D. Hove, M.D., announced his intention to resign as a member of the Board of the Company, as a member of the Audit Committee and as a member of the Compensation Committee of the Board, effective as of April 18, 2011. Bryce Youngren, one of the Company’s current directors, has been appointed to serve as a member of the Compensation Committee following the effectiveness of Dr. Hove’s resignation.

(d) To fill the vacancy on the Board created by Dr. Hove’s resignation, and based upon the recommendation of the Board’s Nominating/Corporate Governance Committee, the Board elected Glen Bradley, age 68, to the Board as a Class II Director with his initial term expiring at the Company’s 2012 annual meeting of stockholders, effective immediately following Dr. Hove’s resignation. The Board also appointed Dr. Bradley to serve on the Audit Committee of the Board in replacement of Dr. Hove.

Glen Bradley, Ph.D., M.B.A., served as the Chief Executive Officer of CIBA Vision Corporation, the eye care unit of Novartis, A.G., or CIBA Vision, from 1990 to January 2003. Since 2003, Dr Bradley has acted as a consultant to various medical device and ophthalmic drug companies. Dr. Bradley served in the positions of President and CEO from 1986 to 1989 for CIBA Vision, the United States operations of the CIBA Vision Group. Prior to CIBA Vision, he served in senior management positions in the Agricultural, Plastics & Additives and Electronic Equipment Groups of CIBA-Geigy Corporation. Dr. Bradley has been Chairman of the Board of Directors at REFOCUS Group Inc., since March 2003. He serves as a Director of Intuity Medical, Inc. He has previously held board positions with Spectra Physics, Summit Technology, Biofisica, AerovectRx, e-Dr and Biocure. He served as Chairman of the Contact Lens Institute. Dr. Bradley holds a bachelor’s degree in chemical engineering from Mississippi State University, a Ph.D. in chemical engineering from Louisiana State University, an MBA in business and finance from the University of Connecticut and is a graduate of the Advanced Management Program at Harvard Business School.

In connection with his election to the Board, pursuant to the Company’s outside director compensation program, Dr. Bradley was granted an option to purchase 20,000 shares of the Company’s common stock at an exercise price of $7.97, the closing price per share of the common stock on April 18, 2011, the date on which he joined the Board. Such option will vest and become exercisable with respect to 25% of the option shares after one year of service on the Board and an additional 6.25% of the option shares for each subsequent three-month period thereafter, except that in the event of a change of control of the Company or if Dr. Bradley’s service terminates due to his death the option will accelerate and become immediately exercisable. Dr. Bradley will also receive a $20,000 annual retainer for his service on the Board and a $2,000 annual retainer for his service as a member of the Audit Committee of the Board. In addition, beginning in 2012, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders, an option to purchase 7,500 shares of the Company’s common stock. The outside director compensation program is described in further detail in the Company’s Registration Statement on Form S-1, as amended (File No. 333-162782), which was declared effective by the Securities and Exchange Commission on April 21, 2010 (the “Registration Statement”).

Dr. Bradley and the Company will also enter into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement will be in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to the Registration Statement.

The Board has determined that Dr. Bradley is an independent director for purposes of serving on the Audit Committee in accordance with applicable rules of the Securities and Exchange Commission and the Nasdaq Global Market.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of Alimera Sciences, Inc. dated April 18, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alimera Sciences, Inc.

April 18, 2011	By:	/s/ RICHARD S. EISWIRTH, JR.

Name: RICHARD S. EISWIRTH, JR.
Title: Chief Operating Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Alimera Sciences, Inc. dated April 18, 2011.